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                                                                    EXHIBIT 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Industrial Properties REIT of our reports dated August 31, 1998 relating to the Combined Statement of Revenue and Certain Expenses of the Norfolk Commerce Park Properties and the Combined Statement of Revenue and Certain Expenses of the Developers Diversified Realty Corporation Properties which appear in the Current Report on Form 8-K and the Current Report on Form 8-K/A, respectively, of American Industrial Properties REIT dated July 30, 1998.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cleveland, Ohio
December 21, 1998